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                                                               Exhibit (14) (a)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

     Registrant Name                            File Nos.
     ---------------           -------------------------------------------
     VALIC Separate Account A. 333-170476  002-96223 333-137942 333-201803
     811-03240................  002-32783 333-124398  033-75292 333-220957
                                333-49232 333-202700 333-201800

Signature                              Title                   Date
---------                              -----                   ----

/s/ KEVIN T. HOGAN                                        April 15, 2019
---------------------------Director, Chairman and
KEVIN T. HOGAN             President

                                                          April 10, 2019
/s/ KATHERINE A. ANDERSON  Director, Senior Vice
---------------------------President and Chief Risk
KATHERINE A. ANDERSON      Officer

/s/ DON W. CUMMINGS                                       April 23, 2019
---------------------------Director, Senior Vice
DON W. CUMMINGS            President and Controller

                                                          April 11, 2019
/s/ THOMAS J. DIEMER       Director, Executive Vice
---------------------------President and Chief Financial
THOMAS J. DIEMER           Officer

/s/ JANA W. GREER                                         April 12, 2019
---------------------------Director and Chief Executive
JANA W. GREER              Officer

                                                          April 10, 2019
/s/ MICHAEL P. HARWOOD     Director, Senior Vice
---------------------------President, Chief Actuary and
MICHAEL P. HARWOOD         Corporate Illustration Actuary

                                                          April 16, 2019
/s/ STEPHEN A. MAGINN      Director, Senior Vice
---------------------------President and Chief
STEPHEN A. MAGINN          Distribution Officer

                                                          April 17, 2019
/s/ CRAIG A. SABAL         Director, Senior Vice
---------------------------President and Chief
CRAIG A. SABAL             Investment Officer

                                 VALIC POA - 1